EXHIBIT 10.59

AGREEMENT

This Agreement (“Agreement”) made this 13th day of June, 2009 in Albuquerque, New Mexico, shall serve as the complete and final understanding by and between Santa Fe Gold Corporation (the “Company”), 1128 Pennsylvania Avenue NE, Suite 200, Albuquerque, New Mexico 87110 and Minera de Suaqui Grande, S. de R.L. de C.V. (“MSG”), Avenida Diez No. 7 entre Dos y Tres, Col. Bugambilia, Hermosillo, Sonora, Mexico.

WHEREAS, on June 13, 2009, the Company’s subsidiary Minera Sandia S.A. de C.V. entered into an option contract with Minera de Suaqui Grande, S. de R.L. de C.V. (“MSG Contract”) to purchase the Pilar Gold Property, consisting of the Guadalupana and the La Sonora concessions containing approximately 100 hectares; and

WHEREAS, MSG is familiar with the surface owners and with local procedures related to access to the Pilar Gold Property; and

WHEREAS, the Company wishes to enlist the help of MSG in reaching agreements with the surface owners for access and exploration work;

THEREFORE, in consideration of the mutual promises contained herein, the receipt and sufficiency of which is hereby acknowledged, the Company and MSG agree as follows:

While the MSG Contract remains in effect, MSG shall consult with and advise the Company’s representatives as to surface owner issues related to the Pilar Gold Property and, if requested, shall accompany such representatives to meet with the surface owners for the purpose of arranging access agreements.

Upon execution of this Agreement, the Company shall forthwith arrange for 117,000 shares of the Company’s restricted common stock to be issued to MSG.

This Agreement shall be deemed to be executed and delivered within the State of New Mexico and is to be construed, interpreted and applied in accordance with the laws of the State of New Mexico.

AGREED to as of the date above.

______________________________
Minera de Suaqui Grande S. de R.L. de C.V.,
Represented by Jorge Luis Fimbres Castillo

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Santa Fe Gold Corporation,
Represented by William Pierce Carson